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EXHIBIT 21


Subsidiaries of the Registrant


The following corporations and limited liabilities are direct or indirect subsidiaries of the registrant. Each does business under its own name, except that The Finance Company also does business under the name Old Dominion Acceptance, Inc.

Name                                                 State or other jurisdiction
                                                     of incorporation or
                                                     organization

CPS Leasing, Inc.                                    DE
CPS Marketing, Inc.                                  CA
CPS Receivables Corp.                                CA
CPS Receivables Two Corp.                            DE
CPS 123 Corp.                                        DE
MFN Financial Corporation                            DE
TFC Enterprises, Inc.                                DE
CPS Receivables Two Corp.                            DE
CPS Residual Corp.                                   DE
71270 Corp.                                          DE
Page Funding LLC                                     DE
Pacific Coast Receivables Corp.                      DE
Page Three Funding LLC                               DE
Canyon Receivables Corp.                             DE
Mercury Finance Corporation of Alabama               AL
Mercury Finance Company of Arizona                   AZ
Mercury Finance Company of Colorado                  DE
Mercury Finance Company of Delaware                  DE
Mercury Finance Company of Florida                   DE
Mercury Finance Company of Georgia                   DE
Mercury Finance Company of Illinois                  DE
Mercury Finance Company of Indiana                   DE
Mercury Finance Company of Kentucky                  DE
Mercury Finance Company of Louisiana                 DE
Mercury Finance Company of Michigan                  DE
Mercury Finance Company of Mississippi               DE
Mercury Finance Company of Missouri                  MO
Mercury Finance Company of Nevada                    NV
Mercury Finance Company of New York                  DE
Mercury Finance Company of North Carolina            DE
Mercury Finance Company of Ohio                      DE
MFC Finance Company of Oklahoma                      DE
Mercury Finance Company of Pennsylvania              DE
Mercury Finance Company of South Carolina            DE
Mercury Finance Company of Tennessee                 TN
MFC Finance Company of Texas                         DE
Mercury Finance Company of Virginia                  DE
Mercury Finance Company of Wisconsin                 DE
Gulfco Investment, Inc.                              LA
Gulfco Finance Company                               LA
Midland Finance Co.                                  IL

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MFN Insurance Company                                Turks and Caicos
Mercury Finance Company LLC                          DE
The Finance Company                                  VA
Recoveries, Inc.                                     VA
PC Acceptance.com, Inc.                              VA
The Insurance Agency, Inc.                           DE
TFC Receivables Corporation V                        DE
TFC Receivables Corporation VI                       DE
TFC Receivables Corporation VII                      DE



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